UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2024

SS&C TECHNOLOGIES HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34675	71-0987913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT	06095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 298-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	SSNC	The Nasdaq Global Select Market

Item 1.01. Entry into a Material Definitive Agreement

Indenture Governing 6.500% Senior Notes due 2032

On May 9, 2024, SS&C Technologies, Inc. (the “Issuer”), a direct, wholly-owned subsidiary of SS&C Technologies Holdings, Inc. (the “Parent”), issued $750 million aggregate principal amount of 6.500% Senior Notes due 2032 (the “Notes”), at a price equal to 100% of their face value, pursuant to an indenture, dated as of May 9, 2024 (the “Indenture”), among the Issuer, the Parent, the other guarantors party thereto (together with the Parent, the “Guarantors”) and Wilmington Trust, National Association, as trustee.

The Notes were offered and sold in a private placement sale in the United States to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act.

Interest and Maturity

The Notes will mature on June 1, 2032. Interest on the Notes will accrue at the rate of 6.500% per annum and will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2024.

Guarantees

The obligations of the Issuer under the Indenture and the Notes are fully and unconditionally guaranteed, jointly and severally, by the Parent and all of its existing domestic restricted subsidiaries (other than the Issuer) that guarantee its existing senior secured credit facilities. The Notes will also be guaranteed by all of the Parent’s future domestic restricted subsidiaries that guarantee its senior secured credit facilities or certain other indebtedness.

Ranking

The Notes are the Issuer’s senior unsecured obligations and rank equal in right of payment with the Issuer’s existing and future senior indebtedness. The guarantees of the Notes are senior unsecured obligations of the Guarantors and rank equal in right of payment with all existing and future senior indebtedness of the Guarantors. The Notes are effectively subordinated to any of the Issuer’s indebtedness that is secured (including borrowings under its existing senior secured credit facilities), to the extent of the value of the assets securing such indebtedness, and to all liabilities of the Parent’s subsidiaries that do not guarantee the Notes.

Optional Redemption

At any time prior to June 1, 2027, the Issuer may, at its option, redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount of the Notes, plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. On and after June 1, 2027, the Issuer may on one or more occasions redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable date of redemption, if redeemed during the twelve-month period beginning on June 1 of each of the years indicated below:

Year	Optional Redemption Price
2027	103.250%
2028	101.625%
2029 and thereafter	100.000%

In addition, prior to June 1, 2027, the Issuer may, at its option, on one or more occasions, redeem up to 40% of the aggregate principal amount of Notes issued by it at a redemption price equal to 106.500% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable date of redemption, with the net cash proceeds of one or more equity offerings; provided that at least 50% of the aggregate principal amount of Notes issued under the Indenture (giving effect to the issuance of any additional Notes) remains outstanding immediately after the occurrence of each such redemption; provided, further, that each such redemption occurs within 180 days of the date of closing of each such equity offering.

Mandatory Offer to Repurchase

If a change of control triggering event (as defined in the Indenture) occurs, the Issuer is required to make an offer to repurchase from holders all or a portion of the Notes at a price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase, subject to certain conditions.

Certain Covenants

The Indenture contains various covenants that, subject to certain exceptions, limit the ability of the Parent and its restricted subsidiaries, to, among other things:

•
incur additional indebtedness;
•
make certain investments;
•
sell assets, including capital stock of certain subsidiaries;
•
declare or pay dividends, repurchase or redeem stock or make other distributions to stockholders;
•
enter into transactions with affiliates; and
•
incur liens.

The Indenture also limits the ability of the Issuer and the Guarantors to consolidate or merge with or into, or sell substantially all of its respective assets to, another person.

In addition, if and for long as the Notes have an investment grade rating from any two of S&P Global Ratings, Moody’s Investors Service, Inc. or Fitch Ratings, Inc. and no default under the Indenture has occurred and is continuing, certain of the covenants listed above will be suspended.

Events of Default

The Indenture also provides for certain customary events of default, including, among others, nonpayment of principal or interest, failure to pay final judgments in excess of a specified threshold, failure of a guarantee to remain in effect, bankruptcy and insolvency events and cross acceleration, which would permit the principal, interest and other monetary obligations on all the then-outstanding Notes to be declared due and payable immediately.

The description above is not intended to be a complete description of the Indenture or the Notes and is qualified in its entirety by the full text of those documents, which are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Incremental Joinder and First Amendment

On May 9, 2024, SS&C Technologies, Inc. (the “Term B-8 Borrower”) entered into the Incremental Joinder & First Amendment to Credit Agreement (the “Amendment”), which amends its existing amended and restated credit agreement, dated as of April 16, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Term B-8 Borrower, SS&C Financing LLC, SS&C European Holdings SARL and SS&C Technologies Holdings Europe SARL, as the borrowers, Morgan Stanley Senior Funding, Inc., as the administrative agent, certain lenders party thereto and the other parties from time to time party thereto. Pursuant to the Amendment, the Term B-8 Borrower borrowed $3,935 million in aggregate principal amount of incremental term B-8 loans (the “Term B-8 Loans”). The net proceeds of the Term B-8 Loans and from the sale of the Notes were used to repay all amounts owed under the term B-3 loans, the term B-4 loans, the term B-5 loans, the term B-6 loans and the term B-7 loans under the Credit Agreement, as well as to pay related fees and expenses. The Term B-8 Loans will mature on May 9, 2031 and bear interest at, at the Term B-8 Borrower’s option, the Base Rate, plus 1.00% per annum, or the Term SOFR Rate, plus 2.00% per annum. The Term B-8 Loans are also subject to a 1.00% repricing premium, which will be payable in connection with certain repricing transactions (if any) completed prior to the six-month anniversary of the incurrence of the Term B-8 Loans.

The description above is not intended to be a complete description of the Amendment and is qualified in its entirety by the full text of that document, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

4.1	Indenture, dated as of May 9, 2024, among SS&C Technologies, Inc., SS&C Technologies Holdings, Inc., the other guarantors party thereto and Wilmington Trust, National Association, as trustee
4.2	Form of 6.500% Senior Notes due 2032 (included in Exhibit 4.1)
10.1

Incremental Joinder & First Amendment to Credit Agreement, dated as of May 9, 2024, by and among SS&C Technologies, Inc., the other loan parties party thereto, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, and the other parties party thereto

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2024

SS&C TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Brian N. Schell
Brian N. Schell
Executive Vice President and Chief Financial Officer